Exhibit 10.23

Participant:
Date of Grant:
Date of Grant value of Deferred Cash Award:
Date of Grant value of Restricted Stock Units:
“Identified Staff” under CRD IV?

SANTANDER CONSUMER USA HOLDINGS INC. OMNIBUS INCENTIVE PLAN
(AMENDED AND RESTATED EFFECTIVE AS OF JUNE 16, 2016)
FORM OF AWARD AGREEMENT
This AWARD AGREEMENT (“Award Agreement”), dated as of the Date of Grant reflected in the chart above, is made by and between Santander Consumer USA Holdings Inc., a Delaware corporation (the “Company”), and the Participant reflected in the chart above.
WHEREAS, the Company maintains the Santander Consumer USA Holdings Inc. Omnibus Incentive Plan (Amended and Restated Effective as of June 16, 2016) (the “Plan”), which provides for the grant of equity and cash compensation awards.
WHEREAS, the Company’s Compensation Committee (the “Committee”) has determined that it would be in the best interests of the Company and its Stockholders to grant the Participant an award under the Plan, in satisfaction of the Participant’s annual bonus for the 2018 performance year (except for the immediate cash portion of such bonus, which will be provided separately).
WHEREAS, the portion of the Participant’s annual bonus for the 2018 performance year that is payable immediately in cash shall not be covered under this Award Agreement, and shall instead be provided separately.
NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Award Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves and their successors and assigns, hereby agree as follows:

1.	Grant of Award.

(a)Grant. The Company hereby grants to the Participant a conditional award of deferred cash in the amount reflected in the chart above (the “Deferred Cash Award”) and the amount of Restricted Stock Units reflected in the chart above (the “RSUs”), on the terms and subject to the conditions set forth in this Award Agreement and the Plan (the Deferred Cash Award and the RSUs together, the “Award”).

(b)Incorporation by Reference, etc. The terms and conditions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Award Agreement shall be construed in accordance with the terms and conditions of the Plan. Any capitalized term not otherwise defined in this Award Agreement shall have the definition set forth in the Plan.

2.Earning; Forfeiture; Other Terms and Conditions.

(a)Deferred Cash Award. The Deferred Cash Award shall become earned by, and payable to, the Participant on the terms and subject to the conditions of the Plan and this Award Agreement, in the amounts and on the dates reflected in Exhibit A hereto.
(b)RSUs. The RSUs shall become earned by, and payable to, the Participant on the terms and subject to the conditions of the Plan and this Award Agreement, in the amounts and on the dates reflected in Exhibit A hereto.

3.No Stockholder Rights for RSU Holders.

(a)Until the RSUs have been settled and the underlying Shares have been delivered to the Participant and the Participant has become the holder of record of such Shares, the Participant shall have no rights as a Stockholder with respect to the RSUs, including, without limitation, the right to dividends or the right to vote.

(b)Except to the extent prohibited by applicable law, rule, or regulation (e.g., any applicable restrictions on “identified staff” under the European Union’s Capital Requirements Directives, Directive 2013/36/EU) or Company policy, in each case as determined by the Company in its sole discretion, each RSU shall be credited with cash and stock dividends, if any, paid by the Company in respect of one (1) Share (“Dividend Equivalents”). Dividend Equivalents shall be accrued by the Company and credited to the Participant, and no interest shall be credited on the amount of cash Dividend Equivalents credited to the Participant unless determined otherwise by the Committee. Dividend Equivalents credited to the Participant and attributable to any particular RSU (and earnings thereon, if applicable) shall be distributed in cash (or, at the discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings) to the Participant upon settlement of the RSU to which the Dividend Equivalent is attributable and, if such RSU is forfeited, the Participant shall have no right to such Dividend Equivalents or earnings.

4.Inflation Adjustment on Deferred Cash Award Payments. Except to the extent prohibited by applicable law, rule, or regulation (e.g., any applicable restrictions on “identified staff” under the European Union’s Capital Requirements Directives, Directive 2013/36/EU) or Company policy, in each case as determined by the Company in its sole discretion, if and when each unpaid portion of the Deferred Cash Award becomes earned and payable under Exhibit A hereto, such portion shall be adjusted for inflation. The applied rate of inflation shall be based on the United States Bureau of Labor Statistics Consumer Price Index for All Urban Consumers for “all items” at the end of the applicable deferral period, compounded each year during the deferral period. If year-over-year inflation is negative, no adjustment shall be made to the payable portion of the Deferred Cash Award for that period of time over which inflation was negative.

5.Tax Withholding. As a condition to the payment of any cash or delivery of any Shares under the Award, the Participant shall pay to the Company, or, under the then-current tax withholding section of the Plan (Section 14(d) entitled “Tax Withholding” as of the Date of Grant), make provisions satisfactory to the Company for the payment of, all federal, state, local, and foreign taxes of any kind required by law to be withheld in respect of the payment of cash in settlement of the Deferred Cash Award or the delivery of Shares in settlement of the RSUs; provided that, unless determined otherwise by the Committee, the Company shall withhold Shares otherwise deliverable to the Participant upon settlement of the RSUs to cover all taxes due for those RSUs. The Company or any Affiliate shall have the right to withhold, or require the Participant to remit to the Company or Affiliate, an amount sufficient to satisfy all federal, state, local, and foreign taxes of any kind (including, without limitation, the Participant’s FICA and SDI obligations) that the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code or any other applicable law, rule, or regulation with respect to the Award and, if the Participant fails to do so, the Company may otherwise refuse to pay any cash or deliver any Shares otherwise required to be provided under this Award Agreement.

6.Non-Transferability. The Award may not, at any time, be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the Company and its Affiliates; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer, or encumbrance.

7.Adjustment. Upon any event described in the then-current changes in capital structure section of the Plan (Section 15 entitled “Changes in Capital Structure” as of the Date of Grant) occurring after the Date of Grant, the adjustment terms and conditions of such section shall apply to the RSUs.

8.Change in Control. In the event of a Change in Control occurring after the Date of Grant, the terms and conditions of the then-current change in control section of the Plan (Section 16 entitled “Effect of Change in Control” as of the Date of Grant) shall apply to the Deferred Cash Award and the RSUs.

9.Miscellaneous.

(a)Waiver and Amendment. The Committee may waive any conditions or rights under, or amend any terms of, this Award Agreement and the Award, subject to the terms and conditions of the Plan; provided that any such waiver or amendment that would materially impair the rights of the Participant with respect to the Award (other than any such amendment made to comply with applicable law, including, without limitation, Section 409A, Applicable Exchange listing standards, or accounting rules) shall not, to that extent, be effective without the consent of the Participant. No waiver of any right hereunder by any party hereto shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party hereto of any breach of this Award Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(b)Unsecured Obligation. This Award Agreement is unfunded, and even as to any portion of the Award that becomes earned and payable, the Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligations, if any, to pay cash or deliver Shares under this Award Agreement. Nothing contained in this Award Agreement, and no action taken under its terms or conditions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Participant and the Company or any other person.

(c)Notices. All notices, demands, and other communications provided for or permitted under this Award Agreement shall be made in writing and shall be by registered or certified first-class mail (return receipt requested), facsimile, e-mail, courier service, or personal delivery:

if to the Company:
Santander Consumer USA Holdings Inc.
1601 Elm Street, Suite #800
Dallas, Texas 75201
Attention: Chief Human Resources Officer

and if to the Participant: at the most recent address on the records of the Company.
All such notices, demands, and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically or electronically acknowledged, if by facsimile or e-mail.
(d)Severability. The invalidity or unenforceability of any term or condition of this Award Agreement shall not affect the validity or enforceability of any other term or condition of this Award Agreement, and each other term and condition of this Award Agreement shall be severable and enforceable to the extent permitted by law.

(e)No Rights to Service. Nothing contained in this Award Agreement shall be construed as giving the Participant any right to be retained, in any position, as an officer, employee, consultant, or director of the Company or its Affiliates, or shall interfere with or restrict in any way the rights of the Company or its Affiliates-which are hereby expressly reserved-to remove, terminate, or discharge the Participant at any time for any reason whatsoever or for no reason.

(f)Beneficiary. The Participant may file with the Company a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, change or revoke such designation by filing a new designation with the Company on such form as may be prescribed by the Committee. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by the Participant, the beneficiary shall be deemed to be the Participant’s spouse or, if the Participant does not have a spouse at the time of death, the Participant’s estate.

(g)Successors. The obligations and rights of the Company under this Agreement shall be binding upon and inure to the benefit of the Company and any successor corporation or organization resulting from the merger, consolidation, sale, or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The obligations and rights of the Participant under this Agreement shall be binding upon and inure to the benefit of the Participant and the beneficiaries, executors, administrators, heirs, and successors of the Participant.

(h)Entire Agreement. This Award Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the Award, and supersede all prior communications, representations, and negotiations with respect thereto.

(i)Bound by the Plan and Committee Decisions. By accepting the Award, the Participant acknowledges that the Participant has received a copy of the Plan, has had an opportunity to review the Plan, and agrees to be bound by all of the terms and conditions of the Plan. The authority to manage and control the operation and administration of this Award Agreement and the Plan shall be vested in the Committee, and the Committee shall have all powers with respect to this Award Agreement as it has with respect to the Plan. Any interpretation of this Award Agreement or the Plan by the Committee and any decision made by the Committee with respect to this Award Agreement or the Plan shall be final and binding on all persons.

(j)Section 409A. It is intended that this Award Agreement and the Award will comply with Section 409A to the extent subject thereto, and this Award Agreement shall be administered accordingly and interpreted and construed on a basis consistent with such intent. Any payments under the Award that are due within the “short-term deferral period” under Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. For purposes of Section 409A, each installment payment under this Award Agreement or the Plan, or otherwise payable to the Participant, will be treated as a separate payment. This paragraph shall not be construed as a guarantee of any particular tax effect for the Participant’s benefits under this Award Agreement and the Company does not guarantee that any such benefits will satisfy Section 409A or any other section of the Code. Notwithstanding anything to the contrary in this Award Agreement, to the extent required to avoid accelerated taxation or tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided under this Award Agreement during the six (6)-month period immediately following the Participant’s Termination of Service shall instead be paid on the first payroll date after the six (6)-month anniversary of the Participant’s Termination of Service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A and neither the Company nor the Committee shall have any liability to any Participant for such tax or penalty.

(k)Governing Law; Consent to Jurisdiction; Consent to Venue. This Award Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware, in each case as provided in the Plan. Subject to any applicable arbitration or similar agreement between the Company or an Affiliate and the Participant then in effect, for purposes of resolving any dispute that arises directly or indirectly from the relationship of the parties evidenced by the Award or this Award Agreement, the parties hereto hereby submit to and consent to the exclusive jurisdiction of the State of Texas and agree that any related litigation shall be conducted solely in the courts of Dallas County, Texas or the federal courts for the United States for the Northern District of Texas, where this Award Agreement is made and/or to be performed, and no other courts.

(l)Headings. The headings of the sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Award Agreement.

(m)Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(n)Legends. Any stock certificates for any Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the SEC, any Applicable Exchange, and any applicable federal or state securities laws, and the Company may cause a legend or legends to be placed on such certificates to make appropriate reference to such restrictions.

10.Compliance with Legal Requirements. The grant of the Award and the payment of cash and delivery of Shares in settlement thereof, and any other obligations of the Company under this Award Agreement, shall be subject to all applicable laws, rules, and regulations and to such approvals by any regulatory or governmental agency as may be required. Subject to Section 9(j) of this Award Agreement, the Committee may postpone the payment of cash and delivery of Shares hereunder as the Committee may consider appropriate, and may require the Participant to make such representations and furnish such information as it may consider appropriate in connection with the payment of cash or delivery of Shares hereunder in compliance with applicable laws, rules, and regulations.

11.Clawback. The Award and any amounts or benefits received or outstanding under the Plan shall be subject to potential clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with the terms or conditions of any applicable Company or Affiliate clawback or similar policy or any applicable law related to such actions, as may be in effect from time to time, including, without limitation, the requirements of (a) the European Union’s Capital Requirements Directives, Directive 2013/36/EU, (b) similar rules under the laws of any other jurisdiction, and (c) any policies adopted by the Company to implement such rules or requirements. The Participant acknowledges and consents to the Company’s application, implementation, and enforcement of any applicable Company or Affiliate clawback or similar policy that may apply to the Participant, whether adopted prior to or following the Date of Grant, and any applicable law relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and agrees that the Company may take such actions as it deems necessary to effectuate any such policy or applicable law, without further consideration or action.

12.Restrictive Covenants. The Participant acknowledges that the grant of the Award confers a substantial benefit upon the Participant, and, in consideration of the Participant’s ability to receive cash and Shares under the Award and the Participant’s receipt of confidential information, the Participant (a) reacknowledges the terms of any Confidentiality and Restrictive Covenant Agreement(s) (or similar agreement(s)) with the Company or any Affiliate effective as of the Date of Grant and (b) agrees to the terms of the Confidentiality and Restrictive Covenant Agreement attached hereto as Exhibit B (the terms and covenants in (a) and (b) together, the “Restrictive Covenants”). The Participant acknowledges that the Restrictive Covenants are designed, among other things, to protect the interests of the Company in confidential and proprietary information, trade secrets, customer and employee relationships, orderly transition of responsibilities, and other legitimate business interests. The Restrictive Covenants are hereby incorporated by reference as if fully set forth herein.

13.Detrimental Conduct.

(a)To the extent allowed by and consistent with applicable law and any applicable limitations period, if it is determined at any time that the Participant has engaged in Detrimental Conduct, in addition to any other penalties or restrictions that may apply, the Participant shall forfeit or pay to the Company the following:

(i)any and all outstanding portions of the Deferred Cash Award and the RSUs granted to the Participant, including, without limitation, RSUs that have become vested or eligible for settlement;

(ii)any cash or Shares received by the Participant in connection with the Plan within the thirty-six (36)-month period immediately before the date the Company determines the Participant has engaged in Detrimental Conduct; and

(iii)the profit realized by the Participant from the sale, or other disposition for consideration, of any Shares received by the Participant within the thirty-six (36)-month period immediately before the date the Company determines the Participant has engaged in Detrimental Conduct.

(b)“Detrimental Conduct” means, as determined by the Company in its sole discretion, the Participant’s serious misconduct or unethical behavior, including, without limitation, any of the following: (i) any violation by the Participant of a restrictive covenant agreement that the Participant has entered into with the Company or an Affiliate (covering, for example, confidentiality, non-competition, non-solicitation, non-disparagement, etc.) including, without limitation, any violation of the Restrictive Covenants; (ii) any conduct by the Participant that could result in the Participant’s Termination of Service for Cause; (iii) the commission of a criminal act by the Participant, whether or not performed in the workplace, that subjects, or if generally known would subject, the Company or an Affiliate to public ridicule or embarrassment, or other improper or intentional conduct by the Participant causing reputational harm to the Company, an Affiliate, or a client of the Company or an Affiliate; (iv) the Participant’s breach of a fiduciary duty owed to the Company or an Affiliate or a client or former client of the Company or an Affiliate; (v) the Participant’s intentional violation, or grossly negligent disregard, of the Company’s or an Affiliate’s policies, rules, or procedures; or (vi) the Participant taking or maintaining trading positions that result in a need to restate financial results in a subsequent reporting period or that result in a significant financial loss to the Company or its Affiliates.

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By selecting the signature button below, the Participant is signing this Award Agreement electronically and agreeing that the Participant’s electronic signature is the legal equivalent of a manual signature on this Award Agreement. In addition, the Participant is agreeing to the terms and conditions of this Award Agreement, as of the Date of Grant.

Exhibit A to Award Agreement
[Award terms and conditions]

Exhibit B to Award Agreement
CONFIDENTIALITY AND RESTRICTIVE COVENANT AGREEMENT
This Confidentiality and Restrictive Covenant Agreement (“Confidentiality Agreement”) is entered into among Santander Consumer USA Inc. and Santander Consumer USA Holdings, Inc. (together, “Santander Consumer”), and [Name] (“Employee”). In exchange for the mutual promises and obligations in this Confidentiality Agreement, Santander Consumer and Employee agree as follows:
1.No Alteration of Employment Relationship. Nothing in this Confidentiality Agreement is intended to alter the nature of the relationship between Employee and Santander Consumer. The terms and conditions of employment for employees that have executed separate, specific employment agreements will continue to be governed by such agreements except to the extent altered herein. Employment for employees that have not signed separate, specific employment agreements remains “at will,” and either the employee or Santander Consumer may terminate the employee’s employment at any time, with or without notice, for any or no reason and with or without cause. Nothing in this Confidentiality Agreement constitutes a promise or contract of employment for any particular duration, for any specified rate of pay, under any specified terms or conditions, or for any specific job function.

2.Agreement to Provide Confidential Information. Employee understands and acknowledges that Santander Consumer has invested, and continues to invest, substantial time, money, and specialized knowledge into developing its resources, creating a customer base, generating customer and potential customer lists, training its employees, and improving its offerings in the field of vehicle finance and unsecured consumer lending products. Employee understands and acknowledges that as a result of these efforts, Santander Consumer has created, and continues to use and create, Confidential Information (defined below), which provides Santander Consumer with a competitive advantage over others in the marketplace. Santander Consumer will furnish Employee with Confidential Information related to Santander Consumer during Employee’s service. Employee acknowledges that this Confidential Information is furnished for the purpose of enabling Employee to access and provide service to Santander Consumer and its customers. Employee acknowledges that Santander Consumer’s business is to a large extent based upon Confidential Information, and that Santander Consumer’s provision of this Confidential Information justifies the restrictions provided for in this Confidentiality Agreement.

For purposes of this Confidentiality Agreement, “Confidential Information” means information that Santander Consumer owns or possesses, that Santander Consumer has developed, that it uses or that is potentially useful in its business, or that Santander Consumer treats as proprietary, private, or confidential, including: (a) inventions, ideas, processes, formulas, data, lists, programs, internal memos, other works of authorship, know-how, improvements, discoveries, trade secrets, developments, designs, and techniques relating to the business or proposed business of Santander Consumer; (b) information regarding plans for research, development, new products and services, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers, customer lists, cost structures, customer needs/preferences, the identity of Santander Consumer’s automotive dealer partners, and the terms of the relationship between Santander Consumer and the automotive dealerships; and (c) information regarding the skills and capabilities of other employees, consultants, vendors, and contractors for Santander Consumer that it desires to protect against disclosure or competitive use.
3.Non-Disclosure of Confidential Information. Employee will not, either during or after Employee’s service with Santander Consumer, use or disclose such Confidential Information for any reason other than in the performance of Employee’s duties for Santander Consumer.

Employee’s obligation not to disclose Confidential Information does not apply to information that: (a) is or becomes generally available to the public other than as a result of disclosure by Employee; or (b) Employee is legally required to disclose by law, subpoena, or judicial/regulatory process; provided, however, that in the event Employee is legally required to disclose such information, Employee will provide Santander Consumer with prompt notice thereof so that Santander Consumer may, in its sole discretion, seek an appropriate protective order.

Nothing in this Confidentiality Agreement prohibits Employee from reporting an event that Employee reasonably and in good faith believes is a violation of law to the relevant law enforcement agency (such as the Securities and Exchange Commission, Equal Employment Opportunity Commission, or Department of Labor), or from cooperating in an investigation conducted by such an agency. Employee is hereby provided notice that under the Defend Trade Secrets Act of 2016: (i) no individual will be held criminally or civilly liable under federal or state trade secret law for the disclosure of a trade secret (as defined in the Economic Espionage Act of 1996) that: (A) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public; and (ii) an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order.
4.Restrictive Covenants. Employee acknowledges that: (a) during Employee’s service with Santander Consumer, Employee will obtain Confidential Information; (b) the Confidential Information has been developed and created by Santander Consumer at substantial expense and the Confidential Information constitutes valuable proprietary assets of Santander Consumer; (c) Santander Consumer will suffer substantial damage that will be difficult to compute if Employee should solicit or interfere with Santander Consumer’s employees, clients, customers, vendors, or suppliers or should divulge Confidential Information relating to the business of Santander Consumer; (d) the terms and conditions of this Confidentiality Agreement are reasonable and necessary for the protection of Santander Consumer’s business and the Confidential Information; (e) Santander Consumer would not have provided Employee with Confidential Information unless Employee agreed to be bound by the terms hereof; and (f) the terms and conditions of this Confidentiality Agreement will not preclude Employee from other gainful employment.

For these reasons, Employee agrees to the following restrictive covenants designed to protect the Confidential Information:
(i)Non-Solicitation: Employee will not, during the Non-Solicitation Period, without the prior written consent of Santander Consumer, directly or indirectly, on Employee’s behalf or on behalf of or in conjunction with others, as a contractor, agent, shareholder, owner, partner, director, officer, principal, member, employee, or in any other capacity or manner whatsoever, solicit business from, attempt to transact business with, transact business with, or interfere with Santander Consumer’s relationship with any Customer or Prospective Customer, vendor, supplier, or contractor of Santander Consumer. This restriction applies only to business that is a Competing Activity.

(ii)Anti-Raiding: Employee will not, during the Anti-Raiding Period, without the prior written consent of Santander Consumer, directly or indirectly, on Employee’s behalf or on behalf of or in conjunction with others, as a contractor, agent, shareholder, owner, partner, director, officer, principal, member, employee, or in any other capacity or manner whatsoever, solicit for employment, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is, or within the twelve (12)-month period immediately preceding the date of any such activity was, an employee or contractor engaged by Santander Consumer.

The term “Non-Solicitation Period” means during Employee’s service with Santander Consumer and for a period of twelve (12) months following Employee’s separation from service with Santander Consumer.
The term “Anti-Raiding Period” means during Employee’s service with Santander Consumer and for a period of twelve (12) months following Employee’s separation from service with Santander Consumer.
The term “Competing Activity” means any business activity that involves or is related to providing vehicle finance or unsecured consumer lending products.
The term “Customer or Prospective Customer” means any client or customer of Santander Consumer, or any person or entity with whom Santander Consumer has attempted to do business, within the twenty-four (24)-month period prior to the end of Employee’s service with Santander Consumer. This term is limited to those clients, customers, persons, or entities: (A) with whom Employee had contact or (B) about whom Employee received Confidential Information.
5.Remedies. Employee acknowledges that if Employee breaches any of the terms or conditions of this Confidentiality Agreement, Santander Consumer will suffer immediate and irreparable harm for which monetary damages alone will not be a sufficient remedy, and that, in addition to all other remedies that Santander Consumer may have, Santander Consumer will be entitled to seek injunctive relief, specific performance, and any other form of equitable relief to remedy a breach or threatened breach of this Confidentiality Agreement and to enforce the terms and conditions of this Confidentiality Agreement. The existence of this right will not preclude or otherwise limit the applicability or exercise of any other rights and remedies that Santander Consumer may have at law or in equity. Santander Consumer will further be entitled to attorneys’ fees and costs associated with obtaining any legal or equitable remedies.

If Employee violates the restrictive covenants of this Confidentiality Agreement and Santander Consumer brings legal action for injunctive or other relief, then Santander Consumer will not be deprived of the benefit of the full applicable restricted period as a result of the time involved in obtaining the relief. Accordingly, the applicable restricted period will have the specified duration of the applicable restricted period, and the regularly scheduled expiration date of such restricted period will be extended by the same amount of time that Employee is determined to have violated such covenant.
The restrictive covenants of this Confidentiality Agreement will be regarded as divisible, and if any part of any covenant is declared invalid, unenforceable, or void as to time, area, or scope of activities, a court with appropriate jurisdiction will be authorized to rewrite, substitute, and enforce terms and conditions that are valid; and the validity and enforceability of this Confidentiality Agreement as modified will not be affected.
6.Exclusivity and Duty of Loyalty to Santander Consumer’s Interest. During Employee’s service with Santander Consumer, Employee will:

(a)Work for the best interest of Santander Consumer and make Employee’s services available only to Santander Consumer and not to Employee’s own account or for any other person or entity without the prior written consent of Santander Consumer;

(b)Not engage in any activity that conflicts or interferes with the performance of any of the duties or responsibilities assigned to Employee by Santander Consumer;

(c)Promptly disclose to Santander Consumer, and not divert, any business opportunities or prospective customers of which Employee becomes aware;

(d)Promptly disclose any solicitation of any of Santander Consumer’s current, former, or prospective customers or employees by any competitor of Santander Consumer of which Employee becomes aware;

(e)Not act to antagonize or oppose the interests of Santander Consumer; and

(f)Not take advantage of any opportunity that Employee’s position may provide to profit beyond the agreed compensation and benefits.

7.Ownership of Work Product. Employee acknowledges that all discoveries, concepts, ideas, inventions, know-how, innovations, improvements, developments, methods, processes, techniques, programs, designs, plans, technical data, software programs (including all source code, object code, specifications, databases, designs, and documentation related to such programs), analyses, drawings, specifications, reports, patent applications, copyrightable work and mask work (whether or not including any Confidential Information) and all registrations or applications related thereto, all other proprietary information, and all similar or related information (whether or not patentable) that relate to Santander Consumer’s actual or anticipated business, research and development, or existing or future products or services and that are conceived, developed, contributed to, made, or reduced to practice by Employee (either solely or jointly with others) while engaged or employed by Santander Consumer (including any of the foregoing that constitutes any proprietary information or records) (“Work Product”) belong to Santander Consumer, and Employee hereby assigns, and will assign, all of Employee’s right, title, and interest in and to the above Work Product to Santander Consumer. Any copyrightable work prepared in whole or in part by Employee in the course of Employee’s work for any of the foregoing entities will be deemed a “work made for hire” under the copyright laws, and Santander Consumer will own all rights therein. To the extent that any such copyrightable work is not a “work made for hire,” Employee hereby assigns and agrees to assign to Santander Consumer all right, title, and interest in and to such copyrightable work, including copyright in and to such copyrightable work. Employee will promptly disclose such Work Product and copyrightable work to Santander Consumer and perform all actions reasonably requested by Santander Consumer (whether during or after the term of Employee’s service with Santander Consumer) to establish and confirm Santander Consumer’s ownership (including assignments, consents, powers of attorney, and other instruments). Employee will keep and maintain adequate and current written records of all Work Product during Employee’s term of service with Santander Consumer. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by Santander Consumer. The records will be available to Santander Consumer and will remain Santander Consumer’s property at all times.

8.Return of Materials. Upon Employee’s separation from service from Santander Consumer for any reason-or upon Santander Consumer’s request at any time-Employee will immediately return to Santander Consumer all of Santander Consumer’s property, including mobile phone, personal digital assistant (PDA), keys, pass cards, credit cards, confidential or proprietary lists (including customer, supplier, licensor, and client lists), rolodexes, tapes, laptop computers, software, computer files, marketing and sales materials, and any other property, record, document, or piece of equipment belonging to Santander Consumer. Employee will not (a) retain any copies of Santander Consumer’s property, including any copies existing in electronic form, which are in Employee’s possession, custody, or control or (b) destroy, delete, or alter any property of Santander Consumer, including any files stored electronically, without Santander Consumer’s prior written consent. The obligations contained in this paragraph will also apply to any property which belongs to a third party, including Santander Consumer’s customers, licensors, or suppliers.

9.Employee Representations. Employee represents and warrants that: (a) Employee has full right, power, legal capacity, and authority to enter into this Confidentiality Agreement; (b) neither the execution and delivery of this Confidentiality Agreement nor the performance of Employee’s duties to Santander Consumer will breach, violate, or (whether immediately or with the lapse of time or the giving of notice or both) constitute an event of default under, or require any consent or the giving of any notice under, any contract or instrument to which Employee is a party or by which Employee may be bound; and (c) Employee has disclosed to Santander Consumer all legal obligations, if any, owed to previous employers, and will not improperly use or disclose any confidential information or trade secrets of any previous employers.

10.Miscellaneous.

(a)Governing Law. This Confidentiality Agreement is made under and will be construed according to the laws of the State of Texas.

(b)Construction. Should any portion of this Confidentiality Agreement be deemed too broad to permit enforcement to its fullest extent, or should any portion of this Confidentiality Agreement be deemed unreasonable, then said portion will be reformed and enforced to the maximum extent permitted by law. In the event that such portion is deemed incapable of reform, the offending language will be severed, and the remaining terms of this Confidentiality Agreement will remain unaffected, valid, and enforceable for all purposes.

(c)Waiver. The waiver by any party hereto of the breach of any of the terms and conditions of, or any right under this Confidentiality Agreement, will not be deemed to constitute the waiver of any similar right. No such waiver will be binding or effective unless expressed in writing and signed by the party giving such waiver.

(d)Entire Agreement. If another agreement exists between or among the parties hereto that (i) is in effect while this Confidentiality Agreement is effective and (ii) contains terms or conditions that conflict with any of the terms or conditions of this Confidentiality Agreement, then the more restrictive of such terms and conditions from the two agreements will control for the period during which both agreements would otherwise be in effect. This Confidentiality Agreement constitutes the entire agreement between the parties concerning the subject matter hereof. No oral statements or prior written material not specifically incorporated herein will be of any force or effect, and no changes in or additions to this Confidentiality Agreement will be recognized unless incorporated herein by written amendment, such amendment to become effective on the date stipulated therein. Employee acknowledges and represents that in agreeing to this Confidentiality Agreement, Employee did not rely, and has not relied, on any communications, promises, statements, inducements, or representation(s), oral or written, by Santander Consumer, except as expressly contained in this Confidentiality Agreement. This Confidentiality Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, legal representatives, and permitted assigns (if any).